Exhibit 99.1

CERTIFICATION UNDER SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Kim D. Kelly, Chief Executive Officer of each of Coaxial Communications of Central Ohio, Inc. and Insight Communications of Central Ohio, LLC (collectively, the “Registrants”), hereby certify that the quarterly report on Form 10-Q of the Registrants for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on August 14, 2002 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/
Name: Kim D. Kelly
Title: Chief Executive Officer

Subscribed and sworn to
before me on
August 14, 2002.

/S/
Notary Public